EXHIBIT 99.1

Predictive Oncology Inc. Announces Newest Board Member

MINNEAPOLIS, Sept. 15, 2021 (GLOBE NEWSWIRE) -- Predictive Oncology (NASDAQ: POAI), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, is excited to announce that Raymond F. Vennare was elected to the Board of Directors, pursuant to action of the Board effective September 13, 2021.

Mr. Vennare brings more than thirty years of experience as an accomplished senior executive, board director and biotechnology entrepreneur to Predictive Oncology, Inc. As a seasoned professional who has founded, built and managed multiple companies on behalf of institutional investors, private foundations and research institutions, he is a well-respected expert in the practice of company creation, technology commercialization, business development and corporate governance. In 2015, Mr. Vennare was appointed Chief Executive Officer and Chairman of the Board of Cvergenx, Inc., a genomic informatics company developing decision-support tools for radiation oncology. Previously, Mr. Vennare was Co-founder, President and CEO of ThermalTherapeutic Systems, Inc. (Medical Device); President and Chief Executive Officer of ImmunoSite, Inc. (Diagnostics); Senior Vice President and Chief Information Officer of TissueInformatics, Inc. (Bioinformatics); and Founder and President of VSInteractive (Information Technology). From June 2018 to December 2020, he served as Vice Chairman of Guangzhou INDA Biotechnology Company, Ltd. In 2019, he joined the Board of Directors of Cvergenx Technologies India Private, Ltd. In addition to his board service and company affiliations, Mr. Vennare is a frequent advisor to organizations as diverse as nationally-ranked universities and philanthropic foundations, to multi-national publicly traded companies and early-stage start-ups.

"We are very excited to have Raymond join our Board of Directors. As an accomplished executive in the field of biotechnology, especially oncology, he will bring valuable perspective, leadership and insight to our company," said Chief Executive Officer J. Melville Engle.

About Predictive Oncology Inc.

Predictive Oncology (NASDAQ: POAI) operates through three segments (Skyline, Helomics and Soluble Biotech), which contain four subsidiaries: Helomics, TumorGenesis, Skyline Medical and Soluble Biotech.

Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. TumorGenesis Inc. specializes in media that help cancer cells grow and retain their DNA/RNA and proteomic signatures, providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. Skyline Medical markets its patented and FDA cleared STREAMWAY System which automates the collection, measurement, and disposal of waste fluid, including blood, irrigation fluid and others within a medical facility, through both domestic and international divisions. Soluble Biotech is a provider of soluble and stable formulations for proteins including vaccines, antibodies, large and small proteins and protein complexes.

Forward-Looking Statements

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net